Flux Power Holdings, Inc. (FLUX) Details Product Suite, Corporate Background and Advanced Energy Storage Market

June 19, 2012

ESCONDIDO, CA (JUNE 19, 2012)—Flux Power® Holdings, Inc. (OTCQB: FLUX) today provided investors a comprehensive description of its product offering and company history, as well as a detailed overview of the worldwide market for its Advanced Energy Storage solutions.  The description was provided in a Monday filing to the Securities and Exchange Commission by the company, whose stock began trading last week on the OTCQB exchange.

On June 15, 2012, Flux Power® Holdings, Inc., and its operating subsidiary Flux Power, Inc. (“Flux Power”) announced the completion of the reverse acquisition of Flux Power Holdings, Inc. (formerly known as Lone Pine Holdings, Inc.), a Nevada corporation, and initiation of trading on the OTCQB exchange under the new symbol “FLUX.”

Flux Power provides lithium battery storage systems at a price significantly lower than legacy lead-acid battery systems and half that of other current lithium system technologies.  Industry analysts estimate Flux Power’s addressable market to total $60 billion annually, according to the company.  Much of the market growth is being driven by the increasing adoption of lithium battery solutions, as provided by Flux Power for electric vehicles and grid management.  Lithium is widely expected to supplant legacy lead-acid technology because of numerous advantages including quality and price.  Electric vehicles have adopted lighter weight energy storage to increase range and payload abilities and grid management applications have sought to increase the cycle life of their systems to assure better returns on their investments over the long term. We believe that all of these needs will cause the advanced energy storage market to grow exponentially over the next five to ten years.

Flux Power notes that electric vehicles are displacing traditional combustion vehicles for utility and passenger vehicle needs at an ever-growing rate as electric vehicle technology becomes more advanced and costs come down. Utility vehicles such as lift trucks and service vehicles are a natural fit for electric power, as they are often operated in confined or congested spaces where excess emissions from combustion vehicles is difficult to manage. Moreover, lowering these combustion motor emissions is a goal of many Federal and State agencies, which has also spurred adoption of electric technologies in this space. This adoption is further assisted by increased environmental consciousness on the part of consumers, which has increased sales of both hybrid electric and all electric vehicles. With the decreased costs per mile of electric vehicles and greatly reduced emissions, the company believes that this market segment will see fast growth.

As evidence of the company’s leadership related to the increasing adoption of electric vehicles, Flux Power noted that it has completed an agreement to provide prototype units of battery packs for existing Hyster forklifts provided by NACCO Materials Handling Group.  Hyster is one of the most highly recognized brands in durable lifting equipment, with distribution and support in Europe, the Middle East, Africa, North America, Latin America and the Asia-Pacific Region.  Flux Power noted that its addressable worldwide market for forklifts alone, totals an estimated $1 billion.

Flux Power solutions central to grid management range from simple back-up power to devices that assure the performance and reliability of electric transmission and distribution grids. In simple back-up power systems, the longevity of the system is crucial to maintaining up times and decreasing maintenance costs. Typical lead acid battery back- up power systems need cell replacement every two years, whereas advanced energy storage systems can last as long as ten years. Advanced energy storage has seen gains in storage for peak-shaving to lower electricity costs and in shifting load demands in solar and wind power applications. Grid managementsystems in transmission networks at every level need frequency regulation to adjust for minute-to-minute frequency fluctuations in the grid due to demand and supply changes. Buffering with advanced energy storage systems provide services that are more cost effective and efficient versus running power plants at sub-optimal operating levels to meet demand. This practice also frees up power plant capacity normally reserved for frequency regulation and standby to produce more electricity and correlated revenues.

The entire 8K can be found at the Flux Power web site at www.FLUXpwr.com.

Incorporated in October 2009, Flux Power began shipping prototype product in 2010 and Federal Motor Vehicle Safety Standards validated products in 2011.  The company has since started shipping ancillary products to enhance its overall product line.

“Flux Power has the right solutions at the right time for extraordinary global growth in both the electric vehicle and grid management markets,” said Chris Anthony, Flux Power CEO.  “Demand for advanced energy storage solutions is increasing exponentially because of a combination of drivers ranging from government compliance to enhanced efficiency.  Flux Power fully intends to quickly convert its proven technology leadership into demonstrated market leadership on an international scale.”

About Flux Power

Flux Power designs, develops, manufactures and sells cost efficient advanced energy storage systems. Incorporated in October 2009, Flux Power began shipping prototype products in the second quarter of 2010 while continuing to develop its intellectual property portfolio. Currently, Flux Power’s product offerings include batteries in various sizes and forms, packaged modules, fully tested and validated advanced energy storage systems and various system accessories. These accessories include: stand-alone battery management, stackable chargers, programming software and display systems. Flux Power sells modular advanced energy storage products through distributors such as Dukes Garage, Electric Motor Sports, MC Electric Vehicles and EV America. These customers benefit from Flux Power’s proprietary system and cell technologies, which greatly extend cycle life and improve system performance. Flux Power’s systems are also highly cost efficient, proving less expensive than lead-acid technology over time in most applications.

For more information visit our web site www.FLUXpwr.com or email info@FLUXpwr.com

Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, regulatory incentives, the development of new business opportunities, and projected costs, revenue, profits and results of operations. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and the company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the company believes that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

For more information contact:

Shareholder Relations:

Leigh Salvo

marketrelations@FLUXpwr.com

1.877.505.3589 ext.123

Media Relations:

Sarah Mostoufi

mediarelations@FLUXpwr.com

1.877.505.3589